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                                                              Exhibit 21



                      SUBSIDIARIES OF THE REGISTRANT

The companies listed below are direct or indirect subsidiaries of the Registrant. Their names and jurisdictions of incorporation are as follows:

     Ardco, Inc. .........................................  Illinois
     Carrier Corporation .................................  Delaware
     Carrier Hong Kong Limited ...........................  Hong Kong
     Carrier Mexico S.A. de C.V. .........................  Mexico
     Carrier S.A. ........................................  France
     Carrier S.p.A.  .....................................  Italy
     Carrier Suetrak Transportkaelte .....................  Germany
     Carrier-Espana, SA.  ................................  Spain
     China Tianjin Otis Elevator Company, Ltd. ...........  China
     Daewoo Carrier Corporation ..........................  South Korea
     Elevadores Otis Ltda.  ..............................  Brazil
     Express Lifts Holding Company .......................  Cayman Islands
     Gate S.p.A. .........................................  Italy
     Generale Frigorifique S.A.S.  .......................  France
     Johns Perry Lifts Holdings ..........................  Cayman Islands
     Mecanismos Auxiliares Industriales, S.A. ............  Spain
     Microtecnica S.P.A. .................................  Italy
     Misr Refrigeration And Air Conditioning Manufacturing
     Company S.A.E. ......................................  Egypt
     Nippon Otis Elevator Company ........................  Japan
     Otis ................................................  France
     Otis Elevator Company ...............................  New Jersey
     Otis Elevator Company ...............................  Delaware
     Otis Elevator Company Pty. Ltd.  ....................  Australia
     Otis Europe .........................................  France
     Otis Far East Holdings Limited ......................  Hong Kong
     Otis G.m.b.H.  ......................................  Germany
     Otis Plc ............................................  United Kingdom
     Otis S.p.A. .........................................  Italy
     Pratt & Whitney Canada Inc. .........................  Canada
     SGC Holding Company, Inc.  ..........................  Delaware
     Shanghai Hezhong Carrier ............................  China
     Sikorsky Aircraft Corporation .......................  Delaware
     Sikorsky Export Corporation .........................  Delaware
     Springer Carrier S.A. ...............................  Brazil
     Surrey S.A.C.I.F.I.A. ...............................  Argentina
     Societe Offranvillaise de Technologie, S.A.            France
     (Technoffra) ........................................
     The Express Lift Company Limited ....................  United Kingdom
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     Toyo Carrier Engineering Co., LTD. ..................  Japan
     Turbine Airfoil Refurb Inc. .........................  Delaware
     Turbo Power And Marine Systems, Inc. ................  Delaware
     Tyler Holdings Corporation ..........................  Delaware
     United Technologies Automotive (Hungary) Kft ........  Hungary
     United Technologies Automotive Electrical Systems de   Mexico
     Mexico, S.A. de C.V. ................................
     United Technologies Automotive, Inc. ................  Delaware
     United Technologies Holdings Plc ....................  United Kingdom
     United Technologies Motor Systems, Inc. .............  Delaware
     UT Finance Corporation ..............................  Delaware
     UT Insurance (Vermont), Inc. ........................  Vermont
     Zardoya Otis, S.A. ..................................  Spain

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.